SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported) June 8, 2005 (June 5, 2005)

ProLogis

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Voting Agreement

Item 1.01. Entry Into a Material Definitive Agreement.

     On June 6, 2005, ProLogis announced that it entered into a definitive merger agreement (the “Merger Agreement”) with Catellus Development Corporation (“Catellus”) and a subsidiary of ProLogis. Pursuant to the Merger Agreement, and subject to the terms and conditions thereof including the approval of ProLogis and Catellus shareholders, each holder of Catellus common stock will have the right to receive upon completion of the merger 0.822 of a ProLogis common share or $33.81 per share in cash, without interest, for each share of Catellus common stock owned by such holder as of the effective time of the merger. Catellus stockholder elections will be prorated such that $1.255 billion (or approximately 35% of the merger consideration) will be payable in cash, with the remaining approximately 65% of the merger consideration payable in ProLogis common shares.

     Upon closing the transactions contemplated by the Merger Agreement, Nelson C. Rising, the Chairman of the Board and Chief Executive Officer of Catellus, and one other member of the Catellus board of directors to be agreed upon, will serve as members of the ProLogis board of trustees.

     The parties have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the usual, regular and ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the transaction and not to engage in various kinds of transactions during such period.

     Completion of the merger is subject to customary conditions, including the approval of the Merger Agreement by ProLogis and Catellus shareholders, the absence of a material adverse change to the parties’ respective businesses and the performance by the parties of their respective obligations under the Merger Agreement.

     The Merger Agreement contains termination rights for both ProLogis and Catellus. If the Merger Agreement is terminated under certain specified circumstances, Catellus may be required to pay ProLogis a termination fee of $90 million plus expenses of $8 million. If the Merger Agreement is terminated under other specified circumstances, ProLogis may be required to pay Catellus expenses of $20 million.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

     Concurrent with the execution of the Merger Agreement, Mr. Rising, Ted Antenucci, President of Catellus Commercial Development Corporation, C. William Hosler, Senior Vice President and Chief Financial Officer of Catellus, and Vanessa L. Washington, Senior Vice President and General Counsel of Catellus, entered into a voting agreement (the “Voting Agreement”) with ProLogis, pursuant to which such persons have agreed to vote all of the shares of Catellus common stock beneficially held by them in favor of the Merger Agreement. The Voting Agreement also requires that Mr. Rising (1) elect to receive ProLogis common shares with respect to not less than 65% of the Catellus common stock that he owns and (2) maintain ownership of at least 125,000 ProLogis common shares until the earlier of two years following completion of the transaction or such time as he no longer serves on ProLogis’s board of trustees.

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     The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Additional Information about the Merger and Where to Find It

     ProLogis and Catellus will file a proxy statement/prospectus and other documents regarding the proposed merger described in this Current Report with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about ProLogis and Catellus and the proposed merger. A definitive proxy statement/prospectus will be sent to security holders of ProLogis and Catellus seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by ProLogis and Catellus with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of cost by directing a request to ProLogis, 14100 E. 35th Place, Aurora, Colorado, 80011, attention Investor Relations, Telephone: (800) 820-0181 or Catellus Development Corporation, 201 Mission Street, 2nd Floor, San Francisco, California, 94105, attention Investor Relations, Telephone: (415) 974-3781.

     ProLogis and Catellus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of ProLogis and Catellus in connection with the merger. Information about ProLogis and Catellus and their respective directors and officers can be found in ProLogis’s and Catellus’ respective Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 5, 2005, by and among ProLogis, Palmtree Acquisition Corporation and Catellus Development Corporation.

99.1	Voting Agreement, dated as of June 5, 2005, by and among ProLogis and the stockholders of Catellus Development Corporation identified therein.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS

June 8, 2005	By:	/s/ Walter C. Rakowich

		Name:	Walter C. Rakowich
		Title:	President and Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 5, 2005, by and among ProLogis, Palmtree Acquisition Corporation and Catellus Development Corporation.

99.1	Voting Agreement, dated as of June 5, 2005, by and among ProLogis and the stockholders of Catellus Development Corporation identified therein.